UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2026 (November 4, 2026)

Launch One Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42173	98-1781481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Grand Avenue, Suite 1530

Oakland, CA 94612

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (510) 200-8778

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	LPAAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	LPAA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	LPAAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 5.02 of this Current Report on Form 8-K (this “Report”) regarding the resignation of Dr. Rodney A. Ferguson from the board of directors (the “Board”) of Launch One Acquisition Corp. (the “Company”) is incorporated by reference into this Item 3.01.

As a result of Dr. Ferguson’s resignation, the audit committee of the Board (the “Audit Committee”) is comprised of two members, Mr. Atwood and Mr. Rogers, and the Company no longer complies with Nasdaq Listing Rule 5605(c)(2)(A), which requires that the audit committee of a listed company be comprised of at least three members, each of whom must, among other things, be an independent director as defined under the Nasdaq listing rules and meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On December 6, 2026, The Nasdaq Stock Market LLC (“Nasdaq”) notified the Company of such noncompliance.

Nasdaq Listing Rule 5605(c)(4)(B) provides that, where a listed company fails to comply with the audit committee composition requirements of Nasdaq Listing Rule 5605(c)(2)(A) due to a single vacancy on the audit committee, the company will have a cure period to regain compliance until the earlier of (i) its next annual meeting of shareholders and (ii) one year from the occurrence of the event that caused the noncompliance; provided, however, that if the next annual meeting of shareholders is held no later than 180 days following the event that caused the vacancy, the company will instead have 180 days from such event to regain compliance. The Company intends to rely on this cure period.

The Board intends to appoint a new independent director who satisfies the applicable requirements of the Nasdaq listing rules and Rule 10A-3 under the Exchange Act to serve on the Board and the Audit Committee prior to the expiration of the cure period. As of the date of this Report, no replacement director has been appointed, and there can be no assurance as to the timing of any such appointment.

In addition, as a result of Dr. Ferguson’s resignation, the Board is no longer comprised of a majority of independent directors, as required by Nasdaq Listing Rule 5605(b)(1). Nasdaq Listing Rule 5605(b)(1)(A) provides a cure period on substantially the same terms as described above with respect to the Audit Committee. On November 6, 2026, Nasdaq notified the Company of such noncompliance. The Company intends to rely on such cure period and expects to regain compliance with Nasdaq Listing Rule 5605(b)(1) upon the appointment of a new independent director as described above.

The compensation committee of the Board is comprised of two members, Mr. Atwood and Mr. Rogers.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2026, Dr. Rodney A. Ferguson notified the Company of his decision to resign from the Board and as a member of the Audit Committee and the compensation committee of the Board, effective immediately. Dr. Ferguson’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The information set forth in Item 3.01 of this Report is incorporated by reference into this Item 5.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Launch One Acquisition Corp.

Date: November 9, 2026	By:	/s/ Chris Ehrlich
		Name:	Chris Ehrlich
		Title:	Chief Executive Officer

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